Exhibit 1.1

EXECUTION COPY

Hecla Mining Company

32,000,000 Shares of Common Stock

(par value $0.25 per share)

and 16,000,000 Series 3 Common Stock Purchase Warrants

Underwriting Agreement

New York, New York

February 4, 2009

Canaccord Adams Inc.

99 High Street

Boston, Massachusetts 02110

Canaccord Capital Corporation

609 Granville Street, Suite 2200

Vancouver, BC

Canada V7Y 1H2

Ladies and Gentlemen:

Hecla Mining Company, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to Canaccord Adams Inc. and Canaccord Capital Corporation (collectively, the “Underwriters”) pursuant to this Underwriting Agreement (this “Agreement), 32,000,000 shares (the “Underwritten Shares”) of common stock, par value $0.25 per share, of the Company (the “Common Stock”), and 16,000,000 Series 3 Common Stock purchase warrants (the “Underwritten Warrants”) to purchase approximately 16,000,000 shares of Common Stock (collectively, the Underwritten Shares and the Underwritten Warrants to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 4,800,000 additional shares of Common Stock (the “Option Shares” and, together with the Underwritten Shares, the “Shares”) and up to 2,400,000 Series 3 Common Stock purchase warrants (the “Option Warrants” and, together with the Underwritten Warrants, the “Warrants”) to purchase approximately 2,400,000 shares of Common Stock (the Option Warrants, together with the Option Shares, the “Option Securities”) to cover over-allotments (the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Shares of the Common Stock issuable upon exercise of the Underwritten Warrants and the Option Warrants are collectively referred to herein as the “Warrant Shares.” Any reference herein to the Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base

Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.

1. Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(i) The Company meets the requirements for use of Form S-3ASR under the Act as of the most recent eligibility determination date and has prepared and filed with the Commission an automatic shelf registration statement (file number 333-145919) on Form S-3ASR, including a related base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(ii) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(iii) As of the Applicable Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(iv) (a) At the time of filing the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (c) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and (d) at the date this Agreement is executed and delivered by the parties hereto, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of any Securities and at the time that this Agreement is executed and delivered by the parties hereto, the Company was not an “ineligible issuer” (as defined in Rule 405) as of the eligibility determination date for purpose of Rule 164 and 433 under the Act with respect to the offering of the Securities contemplated hereby.

(v) No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superceded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(vi) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

(vii) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances, except for the interests of the Company’s subsidiaries that have been pledged on a term facility and a bridge facility pursuant to an amended and restated credit agreement, dated as of April 16, 2008, among the Company, the various Lenders named therein, The Bank of Nova Scotia and Scotia Capital (the “Credit Agreement”), as amended by a First Amendment dated as of October 16, 2008, a Second Amendment dated as of December 9, 2008, a Third Amendment, dated as of December 30, 2008, and a Fourth Amendment, dated as of February 3, 2009, as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(viii) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus. The share capital of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus. The outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and except as set forth in the Disclosure Package and the Final Prospectus or subsequent issuance, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Disclosure Package and the Final Prospectus or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding as of the date of the information set forth in the Final Prospectus in respect of the capitalization of the Company.

(ix) This Agreement has been duly authorized, executed and delivered by the Company.

(x) When delivered at the Closing Date, the Warrant Agreements (as defined herein) will have been duly authorized, executed and delivered by the Company.

(xi) The Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable and conform in all material respects with the description of the Securities set forth in the Disclosure Package and the Final Prospectus. The Warrant Shares have been duly and validly authorized, and, when issued and delivered upon exercise of the Warrants against payment of the Exercise Price (as defined in the Warrant Agreements), will be fully paid and nonassessable and conform in all material respects with the description of the Securities set forth in the Disclosure Package and the Final Prospectus. The certificates for the Securities and the Warrant Shares are in valid and sufficient form.

(xii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, there has not been any change in the capital stock (other than employee benefit plan issuances or conversion of outstanding securities of the Company) or long-term debt of the Company or any of its subsidiaries or any material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, except as set forth in the Registration Statement, Disclosure Package, and the Final Prospectus.

(xiii) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(xiv) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xv) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (1) such as have been obtained or may be required under the Act, (2) such as may be required by the Financial Industry Regulatory Authority and the New York Stock Exchange, and (3) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus and such as may be required with the securities regulatory authorities in each of the Canadian Jurisdictions.

(xvi) Other than breaches, conflicts, violations and encumbrances which singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect under clauses (ii), (iii) and (iv) below, none of the issue and sale of the Securities, the issuance of the Warrant Shares, the execution and delivery by the Company of this Agreement and the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to: (i) the organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, (iii) any statute, law, rule, or regulation, or (iv) any judgment, writ, injunction, ruling, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

(xvii) The consolidated historical financial statements of the Company and its subsidiaries and the Greens Creek Joint Venture included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial information included in the Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Disclosure Package, the Final Prospectus or the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K promulgated under the Act, to the extent applicable.

(xviii) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in the Final Prospectus (exclusive of any supplements thereto).

(xix) Each of the Company and each of its Significant Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; the Company and its Significant Subsidiaries have good and marketable title to all real property owned by them, and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as set forth in the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries.

(xx) Neither the Company nor any subsidiary of the Company is in violation or default of (1) any provision of its organizational documents, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, any of which defaults or violations described in clauses (2) through (3) will have, or after any required notice and passage of any applicable grace period, would have a Material Adverse Effect.

(xxi) Each of BDO Seidman, LLP and PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(xxii) Except as described in the Disclosure Package and the Registration Statement and except as would not singly or in the aggregate reasonably be expected to result in a Material Adverse Effect, the Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

(xxiii) Except as described in the Disclosure Package and the Registration Statement, no labor problem or dispute with the employees of the Company or any of its Significant Subsidiaries exists or to the knowledge of the Company is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Significant Subsidiaries’ principal suppliers, contractors or customers, that may reasonably be expected to result in a Material Adverse Effect.

(xxiv) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Significant Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Significant Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxv) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or, except as prohibited by the Credit Agreement and as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xxvi) The Company and its subsidiaries possess all licenses, concessions, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (“Permits”); the Company and its subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in the Final Prospectus (exclusive of any supplement thereto).

(xxvii) The Company and each of its subsidiaries maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting. The Company maintains and will maintain disclosure controls and procedures (as defined as Rule 13a-15 and 15d-15(e) of the Exchange Act); such disclosure controls and procedures are effective.

(xxviii) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxix) Except as described in the Disclosure Package and the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of, or exposure to, chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxx) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified except in any case in which the failure to maintain such minimum funding standard or such qualification would not have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides for retiree or other post-employment welfare benefits or insurance coverage as to which the Company has not reserved its right to amend or terminate the plan in its discretion (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(xxxi) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii) Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Significant Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its Significant Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv) Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Significant Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxv) The Company and its subsidiaries own, possess, license or have other rights to use or can acquire, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted. (1) To the Company’s knowledge, there are no rights of third parties to any such Intellectual Property (other than licensors of such Intellectual Property and their affiliates); (2) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (3) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (4) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (5) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(xxxvi) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company (1) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (2) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvii) The Company is not a “reporting issuer” (as such term is defined in applicable Canadian securities legislation) in any jurisdiction of Canada and, to the best knowledge of the Company, after giving effect to the issuance of the Securities, residents of Canada (a) did not own directly or indirectly more than ten percent of the outstanding shares of Common Stock and (ii) did not represent more than ten percent of the total number of owners, directly or indirectly, of shares of Common Stock.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of $1.93725 per unit (with a “unit” equaling one Underwritten Share and one-half of one Underwritten Warrant), the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I to this Agreement.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 4,800,000 units of Option Securities (with a “unit” equaling one Option Share and one-half of one Option Warrant) at the same purchase price per unit as the Underwriters shall pay for the Underwritten Securities. Such option may be exercised in whole or in part to cover over-allotments at any time on or before the 23rd day after the date of the Final Prospectus upon written or telegraphic notice by the Underwriters to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on February 10, 2009, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriters’ respective accounts against payment by the several Underwriters of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Underwriters on the date specified by the Underwriters (which shall be within three Business Days after exercise of such option) for the respective accounts of the several Underwriters, against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriters on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus and in accordance with the selling restrictions set forth in Exhibit C hereto. With respect to the Canadian Jurisdictions, the several Underwriters agree that, pursuant to the applicable laws of the Canadian Jurisdictions, they shall offer for sale and sell the Securities only in such jurisdictions, and therein only in such manner that, no prospectus need be delivered to prospective purchasers, and therein only to prospective purchasers eligible to purchase the Securities on such basis.

5. Agreements of the Company.

The Company agrees with the several Underwriters that:

(i) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you as promptly as practicable and reasonably object, unless required by the Act or the Exchange Act. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii) If at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package, as of the Applicable Time, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (1) notify promptly the Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented, (2) amend or supplement the Disclosure Package to correct such statement or omission, and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.

(iii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final

Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (1) notify the Underwriters of any such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (i) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (4) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(iv) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act, provided that (1) such delivery requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (2) such delivery requirements to the Underwriters shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

(v) The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds.”

(vi) The Company shall use its best efforts to include, subject to notice of issuance, the Shares and the Warrant Shares on the New York Stock Exchange as of the Closing Date, including, but not limited to, the filing of a supplemental listing application with the New York Stock Exchange. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Shares and the Warrant Shares, and will take such other action as is necessary to cause all of the Shares and the Warrant Shares to be listed or quoted on such other trading market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on such trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such trading market.

(vii) As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

(viii) If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof, the Registration Statement (or any subsequent registration statement registering the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares. The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants. Upon a cashless exercise of the Warrants, the holding period for purposes of Rule 144 shall tack back to the original date of issuance of such Warrant.

(ix) Until the time that the Warrant Shares may be sold without registration or the availability of current public information under Rule 144, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(x) The Company will furnish to the Underwriters and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in such circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Final Prospectus, each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request.

(xi) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect until the earlier of (A) completion of the distribution of the Securities and (B) one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(xii) The Company will not, without the prior written consent of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Securities, any shares of Common Stock, preferred stock or securities that are substantially similar to such Common Stock or preferred stock or any securities convertible into, or exercisable or exchangeable for, such Securities, Common Stock, preferred stock or substantially similar securities; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement (the “Company Lock-Up Period”); except, that the Company may (1) file a registration statement with the Commission in respect of the Securities and sell the Securities to the Underwriters pursuant to this Agreement, (2) issue and sell Common Stock or grant options pursuant to any employee stock option plan, pension plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (3) issue Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the Execution Time, (4) issue shares of Common Stock as payment of dividends on the Company’s Mandatory Convertible Preferred Stock, (5) issue shares of convertible preferred stock to the various Lenders named in the Credit Agreement pursuant to the Fourth Amendment thereto, dated as of February 3, 2009, and the related Certificate of Designations, (6) offer and sell up to five percent (5.00%) of the fully diluted outstanding shares of capital stock of the Company (after giving effect to the offer and sale of the Securities under this Agreement and assuming the conversion or exercise of all outstanding convertible and exercisable securities) in the aggregate to any seller in connection with any acquisition of assets or a business by the Company from such seller, and (7) if necessary pursuant to any obligation of the Company (which obligation is existing as of the date hereof) to undertake to keep a registration statement registering the issuance or resale of securities (including the Warrant Shares, pursuant to Section 5(viii) hereof) effective, file a registration statement with the Commission in respect of such securities; provided that such seller referenced in clause (6) of this Section 5(ix) agrees in writing to be bound by the terms of this Section 5(ix) to the same extent as the Company with respect to the securities received by it in connection with such acquisition for the remaining term of the Company Lock-Up Period.

(xiii) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(xiv) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xv) The Company agrees to pay the costs and expenses relating to the performance of its obligations under this Agreement, including the following matters: (1) the preparation, printing or reproduction and filing with the Commission of the Registration Statement, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment and supplement to any of the foregoing; (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (3) the preparation, printing, authentication, issuance and delivery of certificates (if any) for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (5) the registration of the Securities under the Exchange Act and the listing for quotation of the Shares and the Warrant Shares on the New York Stock Exchange; (6) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (7) any filings required to be made with the Financial Industry Regulatory Authority (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (8) any filings required to be made with the Delaware Secretary of State; (9) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (10) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; and (11) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement.

(xvi) The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriters, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained the prior written consent of the Company, it has not made and will not make an offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Underwriters or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (1) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (2) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(xvii) The Company agrees that it will not file its annual report on Form 10-K for the fiscal year ended December 31, 2008 with the Commission before March 1, 2009.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Bell, Boyd & Lloyd LLP, special counsel for the Company and Michael B. White, General Counsel of the Company to have furnished to the Underwriters their opinions substantially in the forms set forth in Exhibit D and Exhibit E hereto, respectively, dated the Closing Date and any settlement date and addressed to the Underwriters.

(c) The Underwriters shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date and any settlement date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date and any settlement date with the same effect as if made on the Closing Date and any settlement date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and any settlement date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

(e) At the time of the execution of this Agreement, the Underwriters shall have received from BDO Seidman, LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Final Prospectus.

(f) At the Closing Date, the Underwriters shall have received from BDO Seidman, LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(g) Prior to the Closing Date and any settlement date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(h) Prior to the Closing Date, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A to this Agreement from each officer and director of the Company addressed to the Underwriters.

(i) At the Closing Date and any settlement date, the Company shall have delivered to each Underwriter an executed warrant agreement in the form of Exhibit F to this Agreement (the “Warrant Agreements”), registered in the name of such Underwriter representing the amount of the Warrants that are being purchased by such Underwriter pursuant to this Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling, LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification. (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, any other Free Writing Prospectus, the pricing press release to be filed on Form 8-K, the Final

Prospectus (or any amendment or supplement thereto), or any “roadshow” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, any other Free Writing Prospectus, the pricing press release to be filed on Form 8-K, or the Final Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter through the Underwriters consists of (i) the first paragraph under the caption “Underwriting – Commissions and Discounts” of the prospectus supplement concerning concessions and discounts, (ii) the first four paragraphs under the caption “Underwriting – Price Stabilization and Short Positions” of the prospectus supplement, and (iii) the paragraphs under the caption “Underwriting – Selling Restrictions” of the prospectus supplement.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Initial Securities set forth opposite their respective names in Schedule I hereto and not joint.

10. Default by an Underwriter. If either Underwriter shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the other Underwriter shall be obligated severally to take up and pay for the Securities which the defaulting Underwriter agreed but failed to purchase.

11. Termination. (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, (iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 7 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Sections 8 and 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to Canaccord Adams Inc., 99 High Street, 12th Floor, Boston, Massachusetts 02110, attention: Syndicate Department (fax no.: (617) 788-1553), with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New

York 10022, attention: Bruce Czachor (fax no.: (646) 848-7835); or, if sent to the Company, will be mailed, delivered or telefaxed to Hecla Mining Company, 6500 North Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815, attention: Phillips S. Baker, Jr., President and Chief Executive Officer (fax no.: (208) 292-5516), with copies to Michael B. White (fax no.: (208) 769-7612) and Bell, Boyd & Lloyd LLP, 70 W. Madison St. Suite 3100, Chicago, Illinois 60602, attention: David Sienko (fax no.: (312) 827-8031).

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Sections 8 and 9 hereof, and no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 5:45 p.m. (New York Time) on February 4, 2009.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(i) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, (iv) the pricing press release to be filed on Form 8-K, and (v) Schedule III hereto, which indicates the number of Securities being sold and the price at which such Securities will be sold to the public.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties to this Agreement.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Adverse Effect” shall mean any event that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i) above including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, or filed with the registration statement, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean the information included in a prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i) of this Agreement.

“Significant Subsidiary” shall mean each significant subsidiary of the Company as defined by Rule 1-02 of Regulation S-X or listed on Exhibit B attached hereto.

19. Arm’s Length Transaction. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

HECLA MINING COMPANY

By:	/s/ James A. Sabala
Name:	James A. Sabala
Title:	Sr. Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CANACCORD ADAMS INC.

By:	/s/ James M. Brown
Authorized Signatory

CANACCORD CAPITAL CORPORATION

By:	/s/ Ali Pejman
Authorized Signatory

SCHEDULE I

UNDERWRITERS	NUMBER OF UNDERWRITTEN SHARES TO BE PURCHASED	NUMBER OF UNDERWRITTEN WARRANTS TO BE PURCHASED
Canaccord Adams Inc.	16,000,000	8,000,000
Canaccord Capital Corporation	16,000,000	8,000,000

Total	32,000,000	16,000,000

SCHEDULE II

SCHEDULE OF FREE WRITING PROSPECTUSES INCLUDED IN THE

DISCLOSURE PACKAGE

A first Issuer Free Writing Prospectus, dated February 3, 2009

A second Issuer Free Writing Prospectus, dated February 4, 2009

A third Issuer Free Writing Prospectus, dated February 4, 2009

SCHEDULE III

NUMBER AND PRICE OF SECURITIES

Price per unit to the public:	$2.05

Offering Size:	32,000,000 shares of common stock and 16,000,000 Series 3 common stock purchase warrants to purchase approximately 16,000,000 shares of common stock

Over-allotment Option:	4,800,000 shares of common stock and 2,400,000 Series 3 common stock purchase warrants to purchase approximately 2,400,000 shares of common stock, if the Underwriters exercise their option to purchase additional units in full

Closing Date:	February 10, 2009

EXHIBIT A

[FORM OF LOCK-UP AGREEMENT]

HECLA MINING COMPANY

PUBLIC OFFERING OF COMMON STOCK AND WARRANTS

February     , 2009

Canaccord Adams Inc.

99 High Street

Boston, Massachusetts 02110

Canaccord Capital Corporation

609 Granville Street, Suite 2200

Vancouver, BC

Canada V7Y 1H2

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Hecla Mining Company, a Delaware corporation (the “Company”), and you as Underwriters named therein, relating to an underwritten public offering of 32,000,000 shares of common stock, par value $0.25 per share, of the Company and 16,000,000 Series 3 common stock purchase warrants to purchase approximately 16,000,000 shares of common stock of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Canaccord Adams Inc. and Canaccord Capital Corporation, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned not including the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period beginning on the date hereof and continuing for 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than (i) capital stock disposed of as bona fide gifts approved by Canaccord Adams Inc. and Canaccord Capital Corporation; provided that the donee agrees in writing to be bound by the terms of this letter, (ii) capital stock that (when aggregated with all other shares of capital stock disposed of by executive officers and directors of the Company during such period) does not exceed 75,000 shares of capital stock, (iii) capital stock contributed by the Company to its 401(k), retirement, and employee benefit plans in the ordinary course of business and reallocation of funds within such accounts by the participants in or trustees or administrators of such plans, and (iv) capital stock disposed of under the Rule 10b5-1 trading plans or programs in existence of the date hereof.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[SIGNATURE]
[NAME AND ADDRESS]

Exhibit B

SIGNIFICANT SUBSIDIARIES

Hecla Limited

Hecla Alaska LLC

Burke Trading, Inc.

Hecla Admiralty Company

Exhibit C

SELLING RESTRICTIONS

The selling restrictions are stated under the caption “Underwriting” in the Final Prospectus.

Exhibit D

FORM OF OPINION OF BELL, BOYD & LLOYD LLP

TO BE DELIVERED PURSUANT TO SECTION 6(b)

February 10, 2009

Canaccord Adams Inc.

99 High Street

Boston, Massachusetts 02110

Canaccord Capital Corporation

609 Granville Street, Suite 2200

Vancouver, BC

Canada V7Y 1H2

Re:	32,000,000 shares of common stock, par value $0.25 per share, and 16,000,000 Series 3 common stock purchase warrants to purchase approximately 16,000,000 shares of common stock of Hecla Mining Company

Ladies and Gentlemen:

We have acted as special counsel to Hecla Mining Company, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3ASR (No. 333-145919) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the information deemed to be a part of any such registration statement at the time of effectiveness pursuant to Rule 430A under the Act (the “Registration Statement”), and the prospectus dated September 7, 2007, the Issuer Free Writing Prospectus identified on Schedule II of the Underwriting Agreement (together with the pricing press release filed on Form 8-K on February [    ], 2009, the “Disclosure Package”) and the final prospectus supplement dated February 4, 2009 forming part of the Registration Statement (together with the Disclosure Package, the “Prospectus”), covering (i) the sale by the Company of shares of common stock, par value $0.25 per share, of the Company (the “Common Stock”) and the purchase by each of Canaccord Adams Inc. and Canaccord Capital Corporation (collectively, the “Underwriters”) of the respective numbers of shares of Common Stock set forth in Schedule I to the Underwriting Agreement and (ii) the sale by the Company of Series 3 common stock purchase warrants to purchase shares of Common Stock, (the “Warrants”), and the purchase by each of the Underwriters of the respective numbers of Warrants set forth in Schedule I to the Underwriting Agreement and (iii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) of the Underwriting Agreement to purchase up to 4,800,000 additional shares of Common Stock and up to 4,800,000 additional Series 3 common stock purchase warrants to purchase shares of common stock to cover over-allotments, if any, pursuant to the Underwriting Agreement dated February 4, 2009 (the “Underwriting Agreement”) among the Company and the Underwriters. This opinion is furnished to you pursuant to Section 6(b) of the Underwriting Agreement.

Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Underwriting Agreement.

In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (1) the Underwriting Agreement; (2) the Warrant Agreements; (3) the Registration Statement; (4) the Prospectus; (5) the Company Agreements (as defined below); (6) resolutions adopted by the Board of Directors of the Company and the relevant committee of the Board of Directors of the Company; (7) a specimen certificate evidencing the Shares; (8) the Certificate of Incorporation and By-laws of the Company; (9) a certificate of the Secretary of the State of Delaware as to the existence of the Company; and (10) such corporate and other records, certificates, documents and other papers as we deemed it necessary to examine for the purpose of this opinion.

Based on the foregoing, in reliance upon the assumptions set forth herein and subject to the qualifications herein contained, we are of the opinion that:

(i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each domestic jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans of the Company or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package or the Final Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

(v) Each domestic Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; to the best of our knowledge all of the issued and outstanding capital stock of each domestic Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as provided in that certain Amended and Restated Credit Agreement, dated as of April 16, 2008, by and among the Company, The Bank of Nova Scotia, as administrative agent for the lenders, and the various financial institutions and other persons from time to time parties thereto, as amended by a First Amendment dated as of October 16, 2008, a Second Amendment dated as of December 9, 2008, a Third Amendment, dated as of December 30, 2008, and a Fourth Amendment, dated as of February 3, 2009, and the related security agreement and pledge agreement (each as amended), as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus; none of the outstanding shares of capital stock of any domestic Significant Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such domestic Significant Subsidiary.

(vi) To the best of our knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments (collectively, the “Company Agreements”) required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto in the Prospectus are correct in all material respects as to legal matters.

(vii) We are not aware of any authorization, approval, consent or order of any agency, governmental authority or court (other than under the Act, the Exchange Act, the rules and regulations under the Act and the Exchange Act and the rules and regulations of the New York Stock Exchange, or as may be required under the securities or blue sky laws of the various states or foreign jurisdictions as to which we are not required to, and does not, express an opinion), that is required for the due authorization, issuance, sale or delivery of the Securities.

(viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Warrant Agreements have been duly authorized, executed and delivered by the Company.

(x) The Securities have been duly and validly authorized, and upon issuance and delivery of the Securities in accordance with the Underwriting Agreement, the Securities will be validly issued and will be fully paid and non-assessable and no holder of such Securities is or will be subject to personal liability by reason of being such a holder. The Warrant Shares have been duly and validly authorized, and, when issued and delivered upon exercise of the Warrants against payment of the Exercise Price (as defined in the Warrant Agreements), will be fully paid and nonassessable.

(xi) The Securities conform in all material respects as to legal matters to the description thereof in the Registration Statement and the Prospectus.

(xii) The issuance of the Securities or the Warrant Shares is not subject to preemptive or other similar rights of any security holder of the Company under applicable law, the Certificate of Incorporation or By-Laws of the Company, or, to our knowledge, any contract or agreement of the Company.

(xiii) The statements made in the Prospectus under the captions “Description of Capital Stock – Common Stock” and “Description of Warrants,” to the extent they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

(xiv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

(xv) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(xvi) The Registration Statement (including the Rule 430A Information and any Rule 462(b) Registration Statement, as applicable) and the Prospectus, and each amendment or supplement thereto (except for the financial statements, financial schedules and other financial data included therein or omitted therefrom, as to which we are not required to, and do not, express an opinion), as of their respective effective or issue dates, complied as to form in all material respects to the requirements of the Act and the rules and regulations thereunder.

(xvii) omitted.

(xviii) The form of certificate used to evidence the Shares and the Warrant Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation and By-laws of the Company and the requirements of the New York Stock Exchange.

(xix) To the best of our knowledge, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which is reasonably expected to result in a Material Adverse Effect, or which reasonably is expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(xx) To the best of our knowledge and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

(xxi) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Securities and the issuance of the Warrant Shares) and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any domestic Significant Subsidiary, or any applicable domestic law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, having jurisdiction over the Company or any domestic Significant Subsidiary or any of their respective properties, assets or operations.

(xxii) The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

Except as specifically noted above, we have not independently verified the accuracy, completeness or fairness of the statements (including, without limitation, statistical data, mineral reserves data, the financial statements, financial schedules and other financial data) contained in the Registration Statement and Prospectus and take no responsibility therefor. However, we have participated in the preparation of the Registration Statement and the Prospectus and are familiar with the documents incorporated by reference in the Registration Statement, and have also participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and with your representatives and your counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed. Although we are not obligated to, and do not, offer any opinion upon or assume any responsibility for the accuracy, completeness or fairness of the factual matters set forth in the Registration Statement or the Prospectus (except as set forth in paragraph (xiii) of this letter), based on the foregoing, no facts have come to our attention to lead us to believe (A) that the Registration Statement (including the Rule 430A Information and any Rule 462(b) Registration Statement, as applicable) or any amendment thereto (except for statistical data, mineral reserves data, the financial statements, financial schedules and other financial data included therein or omitted therefrom, as to which we are not required to, and do not, express a belief), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Disclosure Package (except for the statistical data, mineral reserves data, financial statements, financial schedules and other financial data included therein or omitted therefrom, as to which we are not required to and do not express a belief), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) that the Final Prospectus or any amendment or supplement thereto (except for the statistical data, mineral reserves data, financial statements, financial schedules and other financial data included therein or omitted therefrom, as to which we are not required to and do not express a belief), at the time the Final Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions and statements set forth in this letter are subject to, and qualified and limited in all respects by, the following qualifications and assumptions:

(i) We have assumed the legal capacity and mental competence of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

(ii) As used herein, the terms “to the best of our knowledge”, “to our knowledge” or similar terms mean the actual knowledge of the attorneys in this firm who have engaged in rendering legal services to the Company.

(iii) As to various matters of fact, we have relied, with your permission, upon statements and certificates of officers of the Company and certificates of various governmental officials.

(iv) Notwithstanding any other provision contained herein, we express no opinion as to any law other than the laws of the State of Delaware, the State of Illinois and the federal laws of the United States of America, and accordingly, no opinion is expressed with respect to any matter relevant to this opinion that is governed by the law of any other jurisdiction. To the extent matters covered herein are governed by the laws of the State of New York, we have assumed, with your permission, that such laws do not differ in relevant substance from those of the State of Illinois.

(v) The opinions and other statements expressed herein are made as of the date hereof and we do not undertake any obligation to inform you of any changes in the matters set forth herein which occur or may come to our attention after the date hereof.

This opinion is solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement. Without our express written consent, this opinion may not be relied upon in any manner by any other person or for any other purpose by the Underwriters. This opinion is not to be referred to or quoted in any document, report or financial statement, or filed with, or delivered to, any governmental agency or other person or entity, except such disclosure as may be required by law, without our prior written consent in each instance.

Very truly yours,

Exhibit E

FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(b)

February 10, 2009

Canaccord Adams Inc.

99 High Street

Boston, Massachusetts 02110

Canaccord Capital Corporation

609 Granville Street, Suite 2200

Vancouver, BC

Canada V7Y 1H2

Re:	32,000,000 shares of common stock, par value $0.25 per share, and 16,000,000 Series 3 common stock purchase warrants to purchase approximately 16,000,000 shares of common stock of Hecla Mining Company

Ladies and Gentlemen:

Since October 6, 2008, I have acted as counsel to Hecla Mining Company, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3ASR (No. 333-145919) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the information deemed to be a part of any such registration statement at the time of effectiveness pursuant to Rule 430A under the Act (the “Registration Statement”), and the prospectus dated September 7, 2007, the Issuer Free Writing Prospectus identified on Schedule II of the Underwriting Agreement (together with the pricing press release filed on Form 8-K on February [    ], 2009, the “Disclosure Package”) and the final prospectus supplement dated February 4, 2009 forming part of the Registration Statement (together with the Disclosure Package, the “Prospectus”), covering (i) the sale by the Company of shares of common stock, par value $0.25 per share, of the Company (the “Common Stock”) and the purchase by each of Canaccord Adams Inc. and Canaccord Capital Corporation (collectively, the “Underwriters”) of the respective numbers of shares of Common Stock set forth in Schedule I to the Underwriting Agreement and (ii) the sale by the Company of Series 3 common stock purchase warrants to purchase shares of Common Stock, (the “Warrants”), and the purchase by each of the Underwriters of the respective numbers of Warrants set forth in Schedule I to the Underwriting Agreement and (iii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) of the Underwriting Agreement to purchase up to 4,800,000 additional shares of Common Stock and up to 4,800,000 additional Series 3 common stock purchase warrants to purchase shares of common stock to cover over-allotments, if any, pursuant to the Underwriting Agreement dated February 4, 2009 (the “Underwriting Agreement”) among the Company and the Underwriters. This opinion is furnished to you pursuant to Section 6(b) of the Underwriting Agreement.

Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Underwriting Agreement.

In this connection, I have examined originals, or copies certified or otherwise identified to our satisfaction, of: (1) the Underwriting Agreement; (2) the Warrant Agreements; (3) the Registration Statement; (4) the Prospectus; (5) the Company Agreements (as defined below); (6) resolutions adopted by the Board of Directors of the Company and the relevant committee of the Board of Directors of the Company; (7) a specimen certificate evidencing the Shares; (8) the Certificate of Incorporation and By-laws of the Company; (9) a certificate of the Secretary of the State of Delaware as to the existence of the Company; and (10) such corporate and other records, certificates, documents and other papers as I deemed it necessary to examine for the purpose of this opinion.

Based on the foregoing, in reliance upon the assumptions set forth herein and subject to the qualifications herein contained, I am of the opinion that:

(i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each domestic jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ii) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; to the best of my knowledge all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as provided in that certain Amended and Restated Credit Agreement, dated as of April 16, 2008, by and among the Company, The Bank of Nova Scotia, as administrative agent for the lenders, and the various financial institutions and other persons from time to time parties thereto, as amended by a First Amendment dated as of October 16, 2008, a Second Amendment dated as of December 9, 2008, a Third Amendment, dated as of December 30, 2008, and a Fourth Amendment, dated as of February 3, 2009, and the related security agreement and pledge agreement (each as amended), as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Significant Subsidiary.

(iii) To the best of my knowledge, except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which is reasonably expected to result in a Material Adverse Effect, or which reasonably is expected to materially and adversely affect the assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(iv) To the best of my knowledge and except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

(v) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Securities and the issuance of the Warrant Shares) and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary, or any applicable domestic law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties, assets or operations.

Except as specifically noted above, I have not independently verified the accuracy, completeness or fairness of the statements (including, without limitation, statistical data, mineral reserves data, the financial statements, financial schedules and other financial data) contained in the Registration Statement and Prospectus and take no responsibility therefor. However, I have participated in the preparation of the Prospectus and am familiar with the Registration Statement and the documents incorporated by reference in the Registration Statement, and have also participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and with your representatives and your counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed. Although I am not obligated to, and do not, offer any opinion upon or assume any responsibility for the accuracy, completeness or fairness of the factual matters set forth in the Registration Statement or the Prospectus, based on the foregoing, no facts have come to my attention to lead me to believe (A) that the Registration Statement (including the Rule 430A Information and any Rule 462(b) Registration Statement, as applicable) or any amendment thereto (except for statistical data, mineral reserves data, the financial statements, financial schedules and other financial data included therein or omitted therefrom, as to which I am not required to, and do not, express a belief), at the time the Registration

Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Disclosure Package (except for the statistical data, mineral reserves data, financial statements, financial schedules and other financial data included therein or omitted therefrom, as to which I am not required to and do not express a belief), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) that the Final Prospectus or any amendment or supplement thereto (except for the statistical data, mineral reserves data, financial statements, financial schedules and other financial data included therein or omitted therefrom, as to which I am not required to and do not express a belief), at the time the Final Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions and statements set forth in this letter are subject to, and qualified and limited in all respects by, the following qualifications and assumptions:

(i) I have assumed the legal capacity and mental competence of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies and the correctness of all statements of fact contained in such documents.

(ii) As to various matters of fact, I have relied, with your permission, upon statements and certificates of officers of the Company and certificates of various governmental officials.

(iii) Notwithstanding any other provision contained herein, I express no opinion as to any law other than the laws of the State of Delaware, the State of Idaho and the federal laws of the United States of America, and accordingly, no opinion is expressed with respect to any matter relevant to this opinion that is governed by the law of any other jurisdiction. To the extent matters covered herein are governed by the laws of the State of New York, I have assumed, with your permission, that such laws do not differ in relevant substance from those of the State of Idaho.

(iv) The opinions and other statements expressed herein are made as of the date hereof and I do not undertake any obligation to inform you of any changes in the matters set forth herein which occur or may come to my attention after the date hereof.

This opinion is solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement. Without my express written consent, this opinion may not be relied upon in any manner by any other person or for any other purpose by the Underwriters. This opinion is not to be referred to or quoted in any document, report or financial statement, or filed with, or delivered to, any governmental agency or other person or entity, except such disclosure as may be required by law, without my prior written consent in each instance.

Very truly yours,

Michael B. White
Attorney

Exhibit F

FORM OF WARRANT AGREEMENT